MATERION CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS AND PROVIDES 2019 EARNINGS GUIDANCE

MAYFIELD HEIGHTS, Ohio - February 14, 2019 - Materion Corporation (NYSE:MTRN) today reported record fourth quarter and full-year 2018 financial results and provided 2019 earnings guidance.

Fourth Quarter 2018 Results

▪	Net sales were $298.1 million; Value-added sales increased 3% to a fourth quarter record of $185.8 million

▪	Operating profit was $14.4 million; Adjusted operating profit improved 29% to a fourth quarter record of $18.1 million

▪	Net loss was $1.03 per share, diluted; Adjusted earnings were up 27% to a fourth quarter record of $0.65 per share

Full Year 2018 Results

▪	Net sales were $1.2 billion; Value-added sales increased 9% to a record $739.0 million

▪	Operating profit was $61.5 million; Adjusted operating profit improved 39% to a record $66.0 million

▪	Net income was $1.01 per share, diluted; Adjusted earnings were up 38% to a record $2.38 per share

Earnings Guidance

▪	The Company is providing full-year 2019 adjusted earnings guidance of $2.62 to $2.74 per share, representing a double-digit increase for the third consecutive year

“We had an exceptional quarter and year as our multi-pillar strategy continued to drive significant improvements across the company,” stated Jugal Vijayvargiya, President and Chief Executive Officer. “Our team achieved record results for employee safety, value-added sales, and adjusted operating profit and EPS, despite softening market conditions in the fourth quarter. We have now delivered eight consecutive quarters of sales and profit growth. Going into 2019, we have established a solid base for sales and profit growth and expect to deliver double-digit profit growth for the third consecutive year.”

FOURTH QUARTER 2018 RESULTS

Net sales for the fourth quarter were $298.1 million, compared to $308.7 million for the prior year. Value-added sales of $185.8 million were a fourth quarter record, up 3% from the prior year. Continued focus on commercial excellence initiatives and application wins led to sales growth despite softening market conditions in the fourth quarter.

Operating profit for the fourth quarter was $14.4 million compared to $14.3 million in the prior year. Adjusted operating profit for the quarter was a record $18.1 million, up 29% from the prior year. For the second consecutive quarter, adjusted operating profit reached 10% of value-added sales. Adjustments for special, non-recurring items in the quarter included severance expense related to headcount reductions of approximately 40 employees in Alzenau, Germany and the favorable impact of year-end LIFO copper adjustment.

Fourth quarter 2018 net loss was $20.8 million, or $1.03 per share, diluted, as a result of a non-cash, non-operating pension settlement charge of approximately $41.0 million for annuitizing a portion of the U.S. pension obligations. On an adjusted basis, net income was $13.4 million or $0.65 per share, diluted, up 27% compared to the prior year.

FULL-YEAR 2018 RESULTS

For the full-year 2018, net sales were $1.2 billion compared to $1.1 billion in 2017. Value-added sales were an all-time record of $739.0 million, up 9% compared to $677.7 million for the prior year. Strong commercial execution across many of our top end markets along with new product and new application wins contributed to growth significantly above market.

Operating profit for the full year was $61.5 million versus $40.0 million in the prior year. Adjusted operating profit was an all-time record of $66.0 million, up 39% from the prior year. This is the second consecutive year of delivering greater than 30% profit growth.

Net income for 2018 was $20.8 million, or $1.01 per share, diluted, as compared to $11.5 million, or $0.56 per share, in the prior year. Excluding special items and the non-cash pension settlement charge, net income for 2018 was an all-time record of $49.0 million, or $2.38 per share, diluted, as compared to $35.2 million, or $1.72 per share, for the prior year.

OUTLOOK

The Company has now achieved eight consecutive quarters of value-added sales and adjusted operating profit growth. Despite growing macroeconomic uncertainty and continued market softness in consumer electronics, we expect strong financial performance to continue through the execution of our multi-pillar strategy. As a result, we are providing 2019 full-year adjusted earnings guidance of $2.62 to $2.74 per share, diluted, representing a 10% to 15% increase over the prior year.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host an investor conference call with analysts at 9:00 a.m. Eastern Time, February 14, 2019. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial (877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until February 28, 2019 by dialing (877) 481-4010 or (919) 882-2331; please reference replay ID number 41628. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

▪	Actual net sales, operating rates, and margins for 2019;

▪	The global economy, including the impact of tariffs and trade agreements;

▪	The impact of any U.S. Federal Government shutdowns and sequestrations;

▪
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, medical, automotive electronics, defense, telecommunications infrastructure, energy, commercial aerospace, and science;

▪	Changes in product mix and the financial condition of customers;

▪	Our success in developing and introducing new products and new product ramp-up rates;

▪	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

▪	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

▪	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

▪	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

▪
Other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans;

▪	The uncertainties related to the impact of war, terrorist activities, and acts of God;

▪	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

▪	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; and

▪	The risk factors as set forth in Item 1A of our Form 10-K.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:                        Media Contact:
Stephen F. Shamrock                    John G. McCloskey
(216) 383-4010                        (216) 383-6835
stephen.shamrock@materion.com            john.mccloskey@materion.com

https://materion.com
Mayfield Hts-g

###

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income (Loss)
(Unaudited)

	Fourth Quarter Ended		Year Ended
(In thousands except per share amounts)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net sales	$298,070	$308,668	$1,207,815	$1,139,447
Cost of sales	232,018	249,683	956,710	926,618
Gross margin	66,052	58,985	251,105	212,829
Selling, general, and administrative expense	37,682	37,859	153,489	144,280
Research and development expense	3,434	3,878	15,187	13,981
Restructuring expense	5,599	(1,288)	5,599	644
Other — net	4,950	4,258	15,334	13,893
Operating profit	14,387	14,278	61,496	40,031
Interest expense — net	461	462	2,471	2,183
Other non-operating expense — net	41,004	411	42,683	1,452
Income (loss) before income taxes	(27,078)	13,405	16,342	36,396
Income tax (benefit) expense	(6,250)	21,637	(4,504)	24,945
Net income (loss)	$(20,828)	$(8,232)	$20,846	$11,451
Basic earnings per share:
Net income (loss) per share of common stock	$(1.03)	$(0.41)	$1.03	$0.57
Diluted earnings per share:
Net income (loss) per share of common stock	$(1.03)	$(0.41)	$1.01	$0.56
Cash dividends per share	$0.105	$0.100	$0.415	$0.395
Weighted-average number of shares of common stock outstanding:
Basic	20,249	20,086	20,212	20,027
Diluted	20,249	20,086	20,613	20,415

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	December 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$70,645	$41,844
Accounts receivable	130,538	124,014
Inventories	214,871	220,352
Prepaid and other current assets	23,299	24,733
Total current assets	439,353	410,943
Deferred income taxes	5,616	17,047
Property, plant, and equipment	898,251	891,789
Less allowances for depreciation, depletion, and amortization	(647,233)	(636,211)
Property, plant, and equipment—net	251,018	255,578
Intangible assets	6,461	9,847
Other assets	7,236	6,992
Goodwill	90,657	90,677
Total Assets	$800,341	$791,084
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$823	$777
Accounts payable	49,622	49,059
Salaries and wages	47,501	42,694
Other liabilities and accrued items	33,301	28,044
Income taxes	2,615	1,084
Unearned revenue	5,918	5,451
Total current liabilities	139,780	127,109
Other long-term liabilities	14,764	14,895
Capital lease obligations	15,221	16,072
Retirement and post-employment benefits	38,853	93,225
Unearned income	32,563	36,905
Long-term income taxes	2,993	4,857
Deferred income taxes	195	213
Long-term debt	2,066	2,827
Shareholders’ equity	553,906	494,981
Total Liabilities and Shareholders’ Equity	$800,341	$791,084

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

(Thousands)	2018	2017
Cash flows from operating activities:
Net income	$20,846	$11,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	35,524	42,751
Amortization of deferred financing costs in interest expense	1,009	919
Stock-based compensation expense (non-cash)	5,313	4,957
Amortization of pension and post-retirement costs	5,551	4,865
Loss (gain) on the sale of property, plant, and equipment	518	234
Deferred income tax (benefit) expense	(1,318)	20,256
Pension settlement charges	41,406	—
Changes in assets and liabilities net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(7,219)	(18,484)
Decrease (increase) in inventory	4,234	(9,462)
Decrease (increase) in prepaid and other current assets	1,162	(11,606)
Increase (decrease) in accounts payable and accrued expenses	8,820	34,433
Increase (decrease) in unearned revenue	477	4,336
Increase (decrease) in interest and taxes payable	435	(514)
Domestic pension plan contributions	(42,000)	(16,000)
Other-net	1,616	(341)
Net cash provided by operating activities	76,374	67,795
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(27,702)	(27,516)
Payments for mine development	(6,558)	(1,560)
Payments for acquisition	—	(16,504)
Proceeds from sale of property, plant, and equipment	432	2,222
Net cash (used in) investing activities	(33,828)	(43,358)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	55,000
Repayment of long-term debt	(777)	(55,797)
Principal payments under capital lease obligations	(861)	(843)
Cash dividends paid	(8,389)	(7,913)
Deferred financing costs	—	(300)
Repurchase of common stock	(422)	(1,086)
Payments of withholding taxes for stock-based compensation awards	(3,156)	(4,506)
Net cash (used in) financing activities	(13,605)	(15,445)
Effects of exchange rate changes	(140)	1,388
Net change in cash and cash equivalents	28,801	10,380
Cash and cash equivalents at beginning of period	41,844	31,464
Cash and cash equivalents at end of period	$70,645	$41,844

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	Fourth Quarter Ended				Year Ended
(Millions)	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
Net Sales
Performance Alloys and Composites	$128.5		$119.0		$500.6		$429.5
Advanced Materials	138.7		161.2		586.6		590.8
Precision Coatings	30.9		28.5		120.6		119.2
Other	—		—		—		—
Total	$298.1		$308.7		$1,207.8		$1,139.5

Less: Pass-through Metal Cost
Performance Alloys and Composites	$18.4		$18.0		$75.1		$66.0
Advanced Materials	85.9		102.9		362.9		362.8
Precision Coatings	6.7		5.6		26.4		28.5
Other	1.3		1.0		4.4		4.5
Total	$112.3		$127.5		$468.8		$461.8

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$110.1		$101.0		$425.5		$363.5
Advanced Materials	52.8		58.3		223.7		228.0
Precision Coatings	24.2		22.9		94.2		90.7
Other	(1.3)		(1.0)		(4.4)		(4.5)
Total	$185.8		$181.2		$739.0		$677.7

Gross Margin		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$38.7	35%	$27.0	27%	$133.0	31%	$89.8	25%
Advanced Materials	16.4	31%	22.4	38%	79.0	35%	88.5	39%
Precision Coatings	10.2	42%	9.1	40%	39.1	42%	34.0	37%
Other	0.8	—	0.5	—	—	—	0.5	—
Total	$66.1	36%	$59.0	33%	$251.1	34%	$212.8	31%

Operating Profit		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$19.9	18%	$9.5	9%	$58.8	14%	$22.0	6%
Advanced Materials	(0.7)	(1)%	7.9	14%	17.6	8%	32.8	14%
Precision Coatings	2.4	10%	2.3	10%	11.5	12%	8.4	9%
Other	(7.2)	—	(5.4)	—	(26.4)	—	(23.2)	—
Total	$14.4	8%	$14.3	8%	$61.5	8%	$40.0	6%

	Fourth Quarter Ended				Year Ended
(Millions)	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
Special Items
Performance Alloys and Composites	$(1.9)		$(1.3)		$(1.9)		$0.1
Advanced Materials	5.6		—		5.6		1.3
Precision Coatings	—		—		—		0.4
Other	—		1.0		0.8		5.6
Total	$3.7		$(0.3)		$4.5		$7.4

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA		% of VA
Performance Alloys and Composites	$18.0	16%	$8.2	8%	$56.9	13%	$22.1	6%
Advanced Materials	4.9	9%	7.9	14%	23.2	10%	34.1	15%
Precision Coatings	2.4	10%	2.3	10%	11.5	12%	8.8	10%
Other	(7.2)	—	(4.4)	—	(25.6)	—	(17.6)	—
Total	$18.1	10%	$14.0	8%	$66.0	9%	$47.4	7%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	Fourth Quarter Ended		Year Ended
(Millions except per share amounts)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP as Reported
Net Sales	$298.1	$308.7	$1,207.8	$1,139.5
Operating profit	14.4	14.3	61.5	40.0
Net income (loss)	(20.8)	(8.2)	20.8	11.5
EPS - Diluted	$(1.03)	$(0.41)	$1.01	$0.56

Operating Profit Special Items
Cost reductions	$5.6	$(1.3)	$5.6	$0.7
Legacy legal & environmental costs	—	0.3	0.8	0.5
LIFO inventory adjustment	(1.9)	—	(1.9)	—
CEO transition	—	0.7	—	4.1
Acquisition costs	—	—	—	2.1
Total operating profit special items	$3.7	$(0.3)	$4.5	$7.4
Operating Profit Special Items - net of tax	$4.1	$(0.2)	$4.7	$4.8
Other Non-Operating Expense Special Items - net of tax	$31.4	$—	$31.4	$—
Tax Special Items	$(1.3)	$18.9	$(7.9)	$18.9

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$185.8	$181.2	$739.0	$677.7
Operating profit	18.1	14.0	66.0	47.4
Operating profit % of VA	9.7%	7.7%	8.9%	7.0%
Net income	13.4	10.5	49.0	35.2
EPS - Diluted	$0.65	$0.51	$2.38	$1.72

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as non-cash pension settlement charges, cost reduction initiatives (i.e., severance, asset impairment charges, and net gains on asset disposals), legacy legal and environmental costs, merger and acquisition costs, certain LIFO inventory adjustments, certain income tax items, and CEO transition costs from the applicable GAAP financial measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	Fourth Quarter Ended			Year Ended
(Millions)	December 31, 2018	December 31, 2017	% Change	December 31, 2018	December 31, 2017	% Change
Materion Corporation
Consumer Electronics	$52.9	$57.9	(8.6)%	$215.7	$215.2	0.2%
Industrial Components	27.6	26.8	3.0%	117.5	105.3	11.6%
Defense	19.0	18.5	2.7%	71.3	55.3	28.9%
Energy	18.0	14.5	24.1%	71.1	49.1	44.8%
Medical	15.8	13.1	20.6%	58.8	56.1	4.8%
Automotive Electronics	13.1	12.9	1.6%	58.9	53.2	10.7%
Telecom Infrastructure	9.7	8.2	18.3%	39.4	31.3	25.9%
Other	29.7	29.3	1.4%	106.3	112.2	(5.3)%
Total	$185.8	$181.2	2.5%	$739.0	$677.7	9.0%
Performance Alloy and Composites
Consumer Electronics	$20.7	$20.4	1.5%	$81.0	$75.4	7.4%
Industrial Components	21.4	20.9	2.4%	92.7	80.0	15.9%
Defense	12.2	13.2	(7.6)%	45.1	33.8	33.4%
Energy	10.4	5.6	85.7%	35.2	19.5	80.5%
Medical	2.8	1.6	75.0%	8.0	6.8	17.6%
Automotive Electronics	12.8	12.7	0.8%	57.4	51.7	11.0%
Telecom Infrastructure	8.6	6.6	30.3%	34.0	24.2	40.5%
Other	21.2	20.0	6.0%	72.1	72.1	—%
Total	$110.1	$101.0	9.0%	$425.5	$363.5	17.1%
Advanced Materials
Consumer Electronics	$27.4	$32.1	(14.6)%	$115.8	$121.8	(4.9)%
Industrial Components	3.2	3.2	—%	13.6	13.9	(2.2)%
Defense	1.5	1.4	7.1%	6.2	5.8	6.9%
Energy	7.6	9.0	(15.6)%	35.9	29.7	20.9%
Medical	3.2	2.3	39.1%	11.8	10.7	10.3%
Automotive Electronics	—	—	—%	—	—	—%
Telecom Infrastructure	1.1	1.6	(31.3)%	5.3	7.1	(25.4)%
Other	8.8	8.7	1.1%	35.1	39.0	(10.0)%
Total	$52.8	$58.3	(9.4)%	$223.7	$228.0	(1.9)%
Precision Coatings
Consumer Electronics	$4.9	$5.4	(9.3)%	$18.9	$18.0	5.0%
Industrial Components	2.8	2.7	3.7%	11.1	11.4	(2.6)%
Defense	5.4	3.8	42.1%	20.1	15.6	28.8%
Energy	—	—	—%	—	—	—%
Medical	9.8	9.2	6.5%	39.0	38.6	1.0%
Automotive Electronics	0.3	0.2	50.0%	1.5	1.4	7.1%
Telecom Infrastructure	—	—	—%	—	—	—%
Other	1.0	1.6	(37.5)%	3.6	5.7	(36.8)%
Total	$24.2	$22.9	5.7%	$94.2	$90.7	3.9%

Eliminations	$(1.3)	$(1.0)		$(4.4)	$(4.5)
Prior year numbers have been restated to conform to the current year presentation.